                                                            EXHIBIT 21


Subsidiaries of

                                                 Jurisdiction of
QUANEX CORPORATION                                Incorporation
------------------                               ---------------
LaSalle Steel Company                            Delaware
Michigan Seamless Tube Company                   Delaware
Quanex Foreign Sales Corporation                 U.S. Virgin Islands
Quanex Metals, Inc.                              Delaware
Quanex Wire, Inc.                                Delaware
Verdi Springs Water Co., Inc.                    Nevada